Exhibit 99.1

Clayton Holdings Reports Net Income of $3.1 Million and a
12.8% Increase in Revenue for Third Quarter of 2006

SHELTON, CONN., November 7, 2006 —Clayton Holdings, Inc. (NASDAQ:CLAY), a provider of information-based analytics, consulting and outsourced services for capital markets firms, lending institutions, fixed income investors and loan servicers, today announced net income of $3.1 million on revenues of $61.0 million for the quarter ended September 30, 2006.

Clayton’s third quarter 2006 results include:

Key Financial Highlights (amounts in millions, except per share data)

			Increase
Quarter Ended September 30,	2006	2005	(Decrease)

Revenue	$61.0	$54.0	12.8%
Gross Profit	22.8	20.0	14.1%
Net Income	3.1	3.3	-8.3%
Earnings Per Share - Diluted	0.14	0.27	-48.1%
Adjusted Net Income (non-GAAP)*	4.7	4.9	-4.4%
Adjusted Earnings Per Share (non-GAAP)*	0.22	0.39	-43.6%

Diluted Shares Outstanding	21.3	12.4	72.2%

Gross Profit Margin	37.4%	37.0%	1.1%

*                    Adjusted net income excludes acquisition-related amortization. For a reconciliation of net income to adjusted net income, please refer to the tables on the following pages.

“Clayton’s strong third quarter results affirm our efforts to build and diversify the company’s revenue base, which grew nearly 13% from the third quarter of 2005, even though mortgage securitization volume declined 14% over the same period,” said Frank Filipps, Chairman and Chief Executive Officer of Clayton.  “This growth was fueled by year-over-year increases in surveillance, conduit support, and special servicing revenues, and our improved margins reflect our continued focus on productivity and expense control.”

Other Third Quarter Highlights

•              Revenue from due diligence and conduit support services was 6.5% higher than last year.  Services were performed on approximately 263,000 loans in the third quarter of 2006, as compared to 234,000 loans in the third quarter of 2005.  Please refer to the supplementary information on the following pages for further detail.

•              As of September 30, 2006, our credit risk management and surveillance business was monitoring $387 billion in assets, primarily for investment banks and for institutional investors in mortgage-related securities.  This represents an increase of $137 billion, or 54.5%, since September 30, 2005.

•              Gross margin improved to 37.4%, as compared to 33.6% in the second quarter of 2006, as a result of successful implementation of productivity initiatives during the quarter.

•              Cash flow from operations for the third quarter of 2006 was approximately $13.6 million as compared to approximately $7.5 million in the third quarter of 2005.

Management will hold a conference call today at 9:00 a.m. EST.  A live webcast of the conference call will be available online at http://www.clayton.com.  Web participants are encouraged to go to Clayton’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.  Listening to the webcast requires speakers and RealPlayer™ software, downloadable without charge at http://www.real.com.  Those without Web access can access the call by phone and should plan to dial in approximately 10 minutes prior to the call .  The dial-in numbers are (800) 659-2056 for domestic callers and (617) 614-2714 for international callers.  The participant passcode for both is 89181786.

A recording of the conference call will remain available until February 7, 2007, on Clayton’s website and via telephonic replay.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers.  The participant passcode for both is 32479629.

About Clayton Holdings, Inc.

Clayton Holdings, Inc., headquartered in Shelton, Connecticut, is an information and analytics company serving leading capital markets firms, lending institutions, fixed income investors and loan servicers with a full suite of information-based analytics, specialty consulting and outsourced services.  Clayton’s services include due diligence analytics, conduit support services, professional staffing, compliance products and services, credit risk management and surveillance and specialized loan servicing services.  Additional information is available at www.clayton.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Clayton can give no assurance that expectations will be attained.  Factors that could cause actual results to differ materially from Clayton’s expectations include, but are not limited to, adverse changes in the mortgage-backed securities market, the mortgage lending industry or the housing market; the level of competition for its services; the loss of one or more of its largest clients; Clayton’s ability to maintain its professional reputation; management’s ability to execute Clayton’s business strategy; Clayton’s ability to recruit and retain additional qualified independent loan review specialists; and other risks detailed in Clayton’s Quarterly Report on Form 10-Q, filed with the Securities and

Exchange Commission on August 14, 2006, and other reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  Clayton expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Clayton’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

Adjusted net income and adjusted earnings per share are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results.  Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making.  Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this release.

Clayton is providing its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization and a loss from extinguishment of debt.  The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between reporting periods that are not influenced by certain non-cash or non-recurring items and are, therefore, useful to investors in helping them to better understand the Company’s operating results.

CONTACT:

Rick Herbst
Chief Financial Officer
(203) 926-5600

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenue:	$60,969	$54,031	$178,001	$151,202

Cost of services:
Compensation expense	29,707	24,923	90,440	71,764
Travel and related expenses	6,303	7,455	20,182	21,924
Other direct costs	2,164	1,673	7,549	4,038
Total cost of services	38,174	34,051	118,171	97,726

Gross profit	22,795	19,980	59,830	53,476

Operating expenses:
Salaries and benefits	5,961	4,719	16,991	14,001
Other selling, general and administrative expenses	5,064	4,015	14,949	12,401
Depreciation and amortization	2,185	1,187	5,684	3,138
Amortization of intangibles	2,577	2,540	7,721	7,634
Total operating expenses	15,787	12,461	45,345	37,174

Income from operations	7,008	7,519	14,485	16,302

Interest expense, net	1,760	1,999	6,506	5,825
Loss from extinguishment of debt	—	—	746	—

Income before income taxes	5,248	5,520	7,233	10,477
Income taxes	2,188	2,184	2,899	4,162
Net income	$3,060	$3,336	$4,334	$6,315

Earnings per share:
Basic	$0.15	$0.28	$0.24	$0.53
Diluted	$0.14	$0.27	$0.23	$0.51

Weighted average number of shares of common stock outstanding:
Basic	20,537	11,889	17,777	11,888
Diluted	21,312	12,379	18,578	12,289

Reconciliation of non-GAAP measures:

Net income as reported	$3,060	$3,336	$4,334	$6,315
Add amortization of intangibles (1)	2,544	2,540	7,628	7,634
Add loss on extinguishment of debt (2)	—	—	746	—
Less income tax impact of these adjustments (3)	(943)	(1,000)	(3,355)	(3,033)
Adjusted net income	$4,661	$4,876	$9,353	$10,916

Adjusted earnings per share:
Basic	$0.23	$0.41	$0.53	$0.92
Diluted	$0.22	$0.39	$0.50	$0.89

Weighted average number of shares of common stock outstanding:
Basic	20,537	11,889	17,777	11,888
Diluted	21,312	12,379	18,578	12,289

(1)             amount represents amortization expense associated with intangible assets as a result of assets acquired in business acquisitions, including amounts primarily related to acquired customer relationships, technology, noncompetition agreements and client backlog.

(2)             amount represents write-off of deferred financing costs associated with the portion of the term loan that was repaid with proceeds from the Company’s initial public offering of common stock.

(3)             amount represents the income tax impact of the amortization expense adjustments referred to in (1) above and the loss on extinguishment of debt referred to in (2) above.

CLAYTON HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS

Current assets:
Cash	$23,408	$7,209
Cash held in escrow	1,003	—
Restricted cash	25,378	4,967
Accounts receivable, net	39,941	37,205
Unbilled receivables	17,077	14,926
Prepaid and other current assets	3,291	3,942
Prepaid income taxes	1,811	3,731
Deferred tax assets	351	166
Due to an affiliate entity	—	23
Total current assets	112,260	72,169

Property and equipment, net	20,341	18,176
Goodwill	73,959	69,843
Intangible assets, net	77,864	84,740
Other assets, net	1,841	2,577
Total assets	$286,265	$247,505

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long term debt and capital lease obligations, current portion	$1,097	$1,639
Accounts payable and accrued expenses	23,042	18,842
Servicer escrow liability	25,378	4,967
Total current liabilities	49,517	25,448

Long term debt and capital lease obligations, net of current portion	79,527	148,777
Deferred tax liabilities	2,961	3,381
Deferred revenue	69	218
Deferred rent	1,008	1,014
Total liabilities	133,082	178,838

Commitments and contingencies
Series A convertible preferred stock	—	12,258
Series B convertible preferred stock	—	43,867
Stockholders’ equity
Common stock	206	33
Class B common stock	—	3
Additional paid in capital	140,253	4,116
Retained earnings	12,724	8,390
Total stockholders’ equity	153,183	12,542
Total liabilities and stockholders’ equity	$286,265	$247,505

Supplementary Data

Loan Volumes (unaudited)

	Quarter Ended September 30,
	2006	2005
Due Diligence
Due diligence reviews	206,000	215,000
Other file reviews	32,000	10,000
	238,000	225,000
Conduit	25,000	9,000
Total	263,000	234,000

Revenue by Product (unaudited)

	Third Quarter Ended September 30,
	2006		2005		Increase / (Decrease)
	Amount	% of	Amount	% of	Amount
	($000’s)	Revenues	($000’s)	Revenues	($000’s)%

Field Due Diligence	$22,783	37.4%	$27,702	51.2%	$(4,919)	-17.8%
Central Underwriting	10,273	16.8%	6,644	12.3%	3,629	54.6%
Ancillary Services	1,619	2.7%	1,218	2.3%	401	32.9%

Sub-total Due Diligence	34,675	56.9%	35,564	65.8%	(889)	-2.5%

Surveillance Services	8,937	14.7%	6,257	11.6%	2,680	42.8%
Conduit Support Services	7,097	11.6%	3,643	6.7%	3,454	94.8%
Professional Staffing Services	4,075	6.7%	4,879	9.0%	(804)	-16.5%
Special Servicing	3,053	5.0%	2,294	4.2%	759	33.1%
Other	3,132	5.1%	1,394	2.7%	1,738	124.7%

Sub-total Non Due Diligence	26,294	43.1%	18,467	34.2%	7,827	42.4%

Total Clayton	$60,969	100.0%	$54,031	100.0%	$6,938	12.8%